                                                                   EXHIBIT 11

                         WINTHROP RESOURCES CORPORATION
                        COMPUTATION OF PER SHARE EARNINGS

                                                    THREE MONTHS                 NINE MONTHS
                                                ENDED SEPTEMBER 30            ENDED SEPTEMBER 30
                                             -------------------------    --------------------------
                                                1996           1995          1996            1995
                                             ----------     ----------    -----------     ----------
PRIMARY EARNINGS PER SHARE:
Weighted average common
   shares outstanding. . . . . . . . . .      8,599,936      7,899,052      8,115,329      7,921,377
Effect of dilutive options . . . . . . .        245,403         *              81,801         *
                                             ----------     ----------    -----------     ----------
     Total . . . . . . . . . . . . . . .      8,845,339      7,899,052      8,197,130      7,921,377
                                             ----------     ----------    -----------     ----------
                                             ----------     ----------    -----------     ----------

Net earnings . . . . . . . . . . . . . .     $3,552,101     $2,688,640    $10,247,099     $8,714,406
                                             ----------     ----------    -----------     ----------
                                             ----------     ----------    -----------     ----------
Net earnings per common and
 common equivalent share . . . . . . . .          $0.40          $0.34          $1.25          $1.10
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----

FULLY DILUTED EARNINGS PER SHARE:
Weighted average common
   shares outstanding  . . . . . . . . .      8,599,936      7,899,052      8,115,329      7,921,377
Effect of dilutive options . . . . . . .        268,796         *              89,598         *
                                             ----------     ----------    -----------     ----------
     Total . . . . . . . . . . . . . . .      8,868,732      7,899,052      8,204,927      7,921,377
                                             ----------     ----------    -----------     ----------
                                             ----------     ----------    -----------     ----------

Net earnings . . . . . . . . . . . . . .     $3,552,101     $2,688,640    $10,247,099     $8,714,406
                                             ----------     ----------    -----------     ----------
                                             ----------     ----------    -----------     ----------

Net earnings per common and
 common equivalent share . . . . . . . .          $0.40          $0.34          $1.25          $1.10
                                                  -----          -----          -----          -----
                                                  -----          -----          -----          -----

* Dilution is less than 3%; common equivalent shares are excluded.

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